UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 8.01. Other Events.

On March 14, 2018, the Company filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which became immediately effective on filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-202956).

In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated March 14, 2018, with respect to the Company’s existing “at the market” equity offering program (the “ATM Program”), by which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $100,000,000, from time to time through Raymond James & Associates, Inc. The Company has sold shares of common stock having an aggregate offering price of approximately $19,003,091 under the ATM Program. Accordingly, as of the date of the new prospectus supplement, shares of common stock having an aggregate offering price of up to $80,996,909 remain available for offer and sale under the ATM Program.

In connection with the filing of the Prospectus Supplement, the Company is filing as Exhibit 5.1 to this Current Report the opinion of its counsel, GableGotwals, regarding the legality of the securities being registered under the prospectus supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1*	Opinion of GableGotwals
23.1*	Consent of GableGotwals (included in its opinion files as Exhibit 5.1 and incorporated by reference)

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: March 14, 2018	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Description

5.1	Opinion of GableGotwals
23.1	Consent of GableGotwals (included in its opinion files as Exhibit 5.1 and incorporated by reference)